SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                    _____________

                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

                                    October 16, 1995
                  Date of Report (Date of earliest event reported)


                                    ConAgra, Inc.
               (Exact name of registrant as specified in its charter)


                   Delaware               1-7275           47-0248710
               (State or other          (Commission       (IRS Employer
               jurisdiction of          File Number)    Identification No.)
               incorporation)


               One ConAgra Drive, Omaha, Nebraska           68102-5001
               (Address of principal executive offices)     (Zip Code)


                 Registrant's telephone number, including area code
                                   (402) 595-4000









          Item 5.   OTHER EVENTS.

               On October 16, 1995, notice was given by ConAgra, Inc. that it will redeem on November 30, 1995 all of the outstanding shares of its $25 Class E Cumulative Convertible Voting Preferred Stock at a redemption price of $25.48225 per share plus accrued and unpaid dividends thereon to the redemption date. Holder of the preferred stock may elect to convert any or all of the shares to be redeemed into shares of ConAgra common stock at any time prior to the close of business on November 29, 1995, at the rate of
          1.017728 shares of common stock per share of preferred stock. Based on current market prices, a holder of preferred stock who converts will receive common stock with a market value greater than the amount of cash the holder would receive upon redemption. The Notice of Redemption is attached hereto as an exhibit.


          Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               Exhibit 99     Notice of Redemption.



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CONAGRA, INC.


          October 16, 1995                   By:  /s/ J. P. O'Donnell
                                                 __________________________
                                                 J. P. O'Donnell
                                                 Senior Vice President and
                                                 Chief Financial Officer